POWER OF ATTORNEY

        The undersigned officers and Directors of Multi-Strategy Hedge Opportunities LLC (the “Fund”) hereby authorize Andrew J. Donohue, Donald C. Burke, Denis Molleur, Matthew Shea and Alice A. Pellegrino, or any of them, as attorney-in-fact, to sign on his or her behalf, in the capacities indicated, any Registration Statement or amendment thereto (including any pre-effective or post-effective amendments) for the Fund or any current or future series thereof, and any other documents relating to the Fund’s offering of securities, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission or other state or federal agency as may be appropriate.

        IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 15 th day of August, 2005.

/s/ Robert C. Doll, Jr.	/s/ Donald C. Burke
Robert C. Doll, Jr., President and Director	Donald C. Burke, Vice President and Treasurer

/s/ David O. Beim	/s/ James T. Flynn
David O. Beim, Director	James T. Flynn, Director

/s/ W. Carl Kester	/s/ Karen P. Robards
W. Carl Kester, Director	Karen P. Robards, Director